UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section. References herein to “we,” “us” or “our” refer to the Company and its subsidiaries unless the context specifically requires otherwise.

BREIT Q3 2026 Update

BREIT’s strong performance continued in the third quarter, with a +2.0% return in the quarter bringing our net return to +7.3% year-to-date and +10.7% over the trailing twelve months (Class I).1 BREIT has now delivered 21 consecutive months of positive performance, building on our strong +8.1% net return in 2025 (Class I).1

Since inception nearly 10 years ago, BREIT has delivered a 9.3% annualized net return (Class I), ~55% higher than publicly traded REITs and ~3x the broader private real estate universe on an annualized basis.1,2

Consistent Income with Potential Tax Benefits

An important component supporting BREIT’s consistent long-term returns is our current distribution. BREIT is generating a 4.5% annualized distribution rate (Class I) and has paid effectively the same amount every month for nearly 10 years.3,4 In 2025, 100% of BREIT’s distributions were classified as return of capital, bringing our annualized distribution rate to 7.2% on a tax-equivalent basis.5,6,* For investors in high-tax states, BREIT’s distributions are even more compelling at ~9% on a tax-equivalent basis.7

Even in today’s higher rate environment, BREIT’s 7.2% tax-equivalent distribution rate remains attractive relative to many fixed income alternatives such as investment grade and municipal bonds.5,8 Importantly, BREIT also offers the potential for capital appreciation, providing investors with both attractive current income and long-term growth potential.

Capital Flows

Amid AI disruption and geopolitical uncertainty, investors are increasingly turning to tangible, cash-flowing assets for diversification and ballast in their portfolios.9 We are seeing this in our fundraising, with year-to-date subscriptions up ~40% year-over-year and Q3 marking our second consecutive quarter of positive net flows and our strongest quarter since 2022.10

This includes fundraising from our recently launched 1031 DST exchange program, Blackstone Real Estate Exchange (“BXREX”), which gives us the opportunity to expand and diversify our capital-raising strategies. BXREX allows real estate owners to exchange eligible properties for institutional-quality real estate identified and managed by Blackstone Real Estate through a DST structure. To learn more about the BXREX program, please visit the BXREX website.

Navigating Higher Rates

BREIT has delivered performance across market environments, from a period of persistently low interest rates to a global pandemic, through one of the fastest rate-hiking cycles in history, and into today’s higher-for-longer environment.11 While interest rates are a relevant factor for real estate, they are not the only factor. Over the last year, the 10-Year Treasury has risen by over 100 basis points and yet, over the same period, BREIT has delivered a +10.7% net return for investors (Class I).1,12 We believe a portfolio built around cash flow growth and anchored to long-term fundamentals can continue to deliver over time, even in a higher rate environment.

History shows that it’s more common than not for real estate to deliver positive returns following higher or rising rates.13 Over the last 50 years, following a period of rising rates, real estate has delivered a positive annual return ~90% of the time.14 The post-COVID period was a notable exception, when rates rose by more than 300 basis points as cash flow growth was slowing, supply was peaking, and real estate valuations were elevated.12,15,16,17 Today, the backdrop is markedly different: rates have increased but by a fraction of that amount, cash flow growth is accelerating, new supply is at decade-plus lows, and real estate values have reset.12,15,16,17 At the same time, many of the forces contributing to higher rates today, including economic growth and significant investment in digital infrastructure, are also supporting demand across many of BREIT’s key sectors.

Real Estate Recovery Underway

Strengthening fundamentals continue to reinforce the real estate recovery. Supply is a leading indicator for real estate and the primary reason we remain bullish today. New construction starts in BREIT’s key sectors of multifamily and industrial are down ~60% from their 2022 peaks to their lowest levels in over a decade.16 This is in part due to a ~50% increase in construction costs since 2019, and today’s higher rates should make it even more expensive to build and further constrain supply.18 Ultimately, lower supply should support rent growth and real estate values over time. Meanwhile, debt markets remain resilient despite higher base rates. U.S. CMBS issuance is up 20% year-to-date to its highest level in nearly two decades, and we are seeing that the overall cost of capital is well below its 2023 peak.19,20 With values still 13% below their prior peak, we believe real estate offers attractive absolute and relative value today.17,21

Actively Managed, High Conviction Portfolio

Active portfolio management has long been a hallmark of BREIT’s strategy, and we continue to manage the portfolio to reflect Blackstone Real Estate’s best ideas at each moment in time to drive performance and growth. 2026 is a great example of this. Year-to-date, we have sold ~$7B of non-core assets, including our remaining self-storage and manufactured housing portfolios, and redeployed that capital into sectors with higher growth potential like data centers and industrial.22

Data Centers: The world’s largest technology companies continue to invest in their digital infrastructure, and BREIT is uniquely positioned to capture this demand.23 We believe QTS’s best-in-class team, ~10,000-acre land bank that is largely entitled and zoned, and 25-year track record of delivering for customers positions QTS as the data center provider of choice.24,** BREIT deployed an additional $3.4B into pre-leased data center developments in the third quarter, bringing our total deployment to $9B+ year-to-date supported by our robust leasing momentum.25 In fact, QTS leasing roughly doubled year-over-year in the third quarter, bringing trailing twelve-month leasing to the highest level in the company’s history, as hyperscalers continue to invest in and monetize their digital infrastructure.26,27,**

Just as important as demand is our disciplined approach. QTS’s $30B development pipeline is pre-leased, in substantially all cases, to investment grade technology companies on 15+ year leases with annual rent escalators, which are expected to generate stable cash flow upon completion.28,** And importantly, we are not investing in chips or servers. BREIT is investing in the long-lived physical infrastructure that supports that equipment. We believe this is an important distinction because technology can evolve quickly, while data centers allow us to invest behind the long-term growth of AI and cloud computing with less direct exposure to technology risk.29

Industrial: BREIT’s portfolio of last-mile, infill warehouses near dense population centers sits at the intersection of three trillion-dollar trends: the continued growth in e-commerce, the reindustrialization of the U.S., and the digital infrastructure buildout.23,30,31 Consumer expectations for faster delivery times directly translate into warehouse demand, as same- or next-day delivery requires 4x the space as two-day delivery, and that’s why Amazon alone has leased 30% more warehouse space thus far in 2026 than all of 2025 combined.32 Meanwhile, manufacturing-related demand has grown 5x since 2019 as companies commit to manufacturing in the U.S. and onshore their supply chains.33 And more recently, an entire logistics ecosystem has emerged around the data center buildout, with warehouse leasing from data center suppliers up 6x over the last two years.34

The convergence of these demand drivers is translating into strong leasing activity across BREIT’s portfolio, with industrial leasing up ~80% year-over-year and leases being signed at rents 31% above prior levels on average.35,36 More broadly, the third quarter was the strongest leasing quarter on record for Blackstone’s U.S. logistics business.37 Together with declining new supply, we believe our industrial portfolio will be an increasingly important driver of BREIT’s performance moving forward.

Rental Housing: BREIT’s strategically diversified rental housing portfolio has proven resilient amid a slower recovery in multifamily, as sectors like affordable housing and single-family rental have seen strong performance this year.38 Our long-term conviction in rental housing remains unchanged, underpinned by the structural undersupply of housing and relative affordability, and we are starting to see tailwinds emerge within our multifamily portfolio.39,40 Nearly all of BREIT’s markets are at or past peak supply, and we have started to see leasing spreads inflect positively across the Sunbelt in recent months.41,42 With new supply starts at decade-plus lows, we believe the supply and demand balance is moving in our favor.16

As we look ahead, we believe the opportunity in private real estate remains compelling, and BREIT is well positioned to capture the opportunity. The recovery is underway, fundamentals remain attractive, and strong cash flow growth across BREIT’s highest conviction sectors can provide an important counterbalance to higher rates over time. For nearly a decade now, BREIT has navigated dramatically different market environments while delivering consistent income and strong long-term performance for investors. Today, we believe BREIT’s portfolio is positioned to capitalize on the next chapter of growth in real estate.

Thank you for your continued trust, support, and partnership.

Past performance does not predict future returns. Financial data is estimated and unaudited. All figures as of September 30, 2026, unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

The properties, sectors and geographies referenced herein do not represent all BREIT investments. The selected investment examples presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by BREIT in employing its investment strategies. It should not be assumed that BREIT’s investment in the properties identified and discussed herein were or will be profitable or that BREIT will make equally successful or comparable investments in the future. Please refer to www.breit.com/properties for a complete list of real estate investments (excluding equity in public and private real estate related companies).

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Estimates/Targets. Any estimates, targets, forecasts, or similar predictions or returns set forth herein are based on assumptions and assessments made by Blackstone that it considers reasonable under the circumstances as of the date hereof. They are necessarily speculative, hypothetical, and inherently uncertain in nature, and it can be expected that some or all of the assumptions underlying such estimates, targets, forecasts, or similar predictions or returns contained herein will not materialize and/or that actual events and consequences thereof will vary materially from the assumptions upon which such estimates, targets, forecasts, or similar predictions or returns have been based. Among the assumptions to be made by Blackstone in performing its analysis are, for example, (i) the amount and frequency of current income from an investment, (ii) the holding period length, (iii) EBITDA growth and cost savings over time, (iv) the manner and timing of sale, (v) exit multiples reflecting long-term averages for the relevant asset type, (vi) customer growth and other business initiatives, (vii) availability of financing, (viii) potential investment opportunities Blackstone is currently or has recently reviewed and (ix) overall macroeconomic conditions such as GDP growth, unemployment and interest rate levels. Inclusion of estimates, targets, forecasts, or similar predictions or returns herein should not be regarded as a representation or guarantee regarding the reliability, accuracy or completeness of such information, and neither Blackstone nor a Fund is under any obligation to revise such returns after the date provided to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such returns are later shown to be incorrect. None of Blackstone, a Fund, their affiliates or any of the respective directors, officers, employees, partners, shareholders, advisers and agents of any of the foregoing makes any assurance, representation or warranty as to the accuracy of such assumptions. Investors and clients are cautioned not to place undue reliance on these forward-looking statements. Recipients of the Materials are encouraged to contact Fund representatives to discuss the procedures and methodologies used to make the estimates, targets, forecasts, and/or similar predictions or returns and other information contained herein.

Returns. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share-class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S shares, Class T shares and Class D shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class S-2 shares, Class T-2 shares, Class D-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. The inception dates for the Class S, T, D and I shares are January 1, 2017, June 1, 2017, May 1, 2017 and January 1, 2017, respectively. The inception date for Class S-2, T-2 and D-2 shares is September 1, 2025. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Returns listed as (with sales load) assume payment of the full upfront sales charge at initial subscription (3.5% for Class S and S-2 and Class T and T-2 shares; 1.5% for Class D and D-2 shares). The sales charge for Class D shares became effective May 1, 2018. The sales charge for Class S-2, T-2 and D-2 shares became effective September 1, 2025. Returns listed as (no sales load) exclude up-front selling commissions and dealer manager fees. Returns for periods greater than one year are annualized consistent with the IPA Practice Guideline 2018. Returns for periods of less than one year are not annualized. BREIT no longer offers Class S, T, and D shares in its primary offering, and instead offers Class S-2, T-2 and D-2 shares in its primary offering.

Sponsor. This material makes reference to Blackstone, a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

Tax Information. The tax information herein is provided for informational purposes only, is subject to material change, and should not be relied upon as a guarantee or prediction of tax effects. This material also does not constitute tax advice to, and should not be relied upon by, potential investors, who should consult their own tax advisors regarding the matters discussed herein and the tax consequences of an investment. A portion of REIT ordinary income distributions may be tax deferred given the ability to characterize ordinary income as Return of Capital (“ROC”). ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. Investors should be aware that a REIT’s ROC percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantage may vary significantly from year to year. The tax benefits are not applicable to capital gain dividends or certain qualified dividend income and are only available for qualified REITs. If BREIT did not qualify as a REIT, the tax benefit would be unavailable. BREIT’s board also has the authority to revoke its REIT election. There may be adverse legislative or regulatory tax changes and other investments may offer tax advantages without the set expiration. An accelerated depreciation schedule does not guarantee a profitable return on investment and ROC reduces the basis of the investment. While we currently believe that the estimations and assumptions referenced herein are reasonable under the circumstances, there is no guarantee that the conditions upon which such assumptions are based will materialize or are otherwise applicable. This information does not constitute a forecast, and all assumptions herein are subject to uncertainties, changes and other risks, any of which may cause the relevant actual, financial and other results to be materially different from the results expressed or implied by the information presented herein. No assurance, representation or warranty is made by any person that any of the estimations herein will be achieved, and no recipient of this example should rely on such estimations. Investors may also be subject to net investment income taxes of 3.8% and/or state income tax in their state of residence which would lower the after-tax distribution rate received by the investor.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Use of Leverage. BREIT uses and expects to continue to use leverage. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BREIT performance will be depressed. This includes the potential for BREIT to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BREIT’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of BREIT’s investments. This leverage may also subject BREIT and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.

*

Assumes that the investment in BREIT shares is not sold or redeemed. The tax-equivalent distribution rate (Federal) would be up to 1.5% lower taking into account deferred capital gains tax that would be payable upon repurchase. See notes 3 and 5 and “Important Disclosure Information—Tax Information” for more information.

**

In 2021, BREIT along with certain Blackstone-managed investment vehicles formed a joint venture and acquired all outstanding shares of common stock of QTS. QTS figures shown at 100% ownership. As of September 30, 2026, BREIT’s ownership in QTS was 34.8% and the QTS investment accounted for 29.0% of BREIT’s real estate asset value.

1.

Represents BREIT Class I shares. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class D shares, Class S shares and Class T shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class D-2 shares, Class S-2 shares, Class T-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. Returns for periods less than one year are not annualized. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. 2025 net returns for the other share classes: Legacy Class S shares (no sales load): 7.2%; Legacy Class S shares (with sales load): 3.5%; Class S-2 shares (no sales load): 3.2%; Class S-2 shares (with sales load): -0.3%; Legacy Class T shares (no sales load): 7.2%; Legacy Class T shares (with sales load): 3.5%. Class T-2 shares (no sales load): 3.4%; Class T-2 shares (with sales load): -0.1%; Legacy Class D shares (no sales load): 7.8%; Legacy Class D shares (with sales load): 6.2%; Class D-2 shares (no sales load): 3.1%; and Class D-2 shares (with sales load): 1.6%. Q3’26 net returns for the other share classes: Legacy Class S shares (no sales load): 1.8%; Legacy Class S shares (with sales load): -1.7%; Class S-2 shares (no sales load): 1.8%; Class S-2 shares (with sales load): -1.7%; Legacy Class T shares (no sales load): 1.8%; Legacy Class T shares (with sales load): -1.7%. Class T-2 shares (no sales load): 1.8%; Class T-2 shares (with sales load): -1.7%; Legacy Class D shares (no sales load): 1.9%; Legacy Class D shares (with sales load): 0.4%; Class D-2 shares (no sales load): 1.9%; and Class D-2 shares (with sales load): 0.4%. Please see above for YTD 2026, 1-year, 3-year, 5-year and inception-to-date (“ITD”) net returns. Please see www.breit.com/performance for information on BREIT’s returns. See “Important Disclosure Information—Returns” and “—Use of Leverage.”

2.

Publicly traded REITs reflect the MSCI U.S. REIT Index total return as of September 30, 2026. Private real estate reflects the NFI-ODCE annualized net total return as of September 30, 2026. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to September 30, 2026, BREIT’s Class I annualized total net returns of 9.3% was 55% higher than the MSCI U.S. REIT Index annualized total return of 6.0%. During the period from January 1, 2017 to September 30, 2026, BREIT Class I’s annualized total return of 9.3% was 2.6x the NFI-ODCE annualized total net return of 3.6%. BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. The volatility and risk profile of the indices presented are likely to be materially different from that of BREIT including that BREIT’s fees and expenses may be higher and BREIT shares are significantly less liquid than publicly traded REITs. See “Important Disclosure Information—Index Definitions.”

3.

As of September 30, 2026. Represents Class I shares. Reflects the current month’s distribution annualized and divided by the prior month’s net asset value, which is inclusive of all fees and expenses. Annualized distribution rate for the other share classes: Legacy Class S: 3.7%; Class S-2: 3.7%; Legacy Class T: 3.8%; Class T-2: 3.8%; Legacy Class D: 4.4%; Class D-2: 4.4%. Class S-2, Class T-2 and Class D-2 shares were first sold on September 1, 2025. Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources. Our inception to date cash flows from operating activities, along with inception to date net gains from investment realizations, have funded 100% of our distributions through June 30, 2026. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Distributions” in BREIT’s Quarterly Report on Form 10-Q for more information.

4.

As of September 30, 2026, BREIT has delivered 115, 115, 112, and 113 months of consecutive distributions for the Class I, S, T and D shares, respectively. Class S-2, T-2, and D-2 shares were first sold on September 1, 2025, and BREIT has delivered 13, 13, and 13 months of consecutive distributions for the Class S-2, T-2, and D-2 shares, respectively, as of September 30, 2026.

5.

7.2% tax-equivalent distribution rate assumes that the investment in BREIT shares is not sold or redeemed and reflects the pre-tax distribution rate an investor would need to receive from a theoretical investment to match the 4.5% after-tax distribution rate earned by a BREIT Class I stockholder based on BREIT’s 2025 ROC of 100%, if the distributions from the theoretical investment (i) were classified as ordinary income subject to tax at the top marginal tax rate of 37%, (ii) did not benefit from the 20% tax rate deduction and (iii) were not classified as ROC. The ordinary income tax rate could change in the future. Tax-equivalent distribution rate for the other share classes are as follows: Class S: 5.9%; Class S-2: 5.9%; Class T: 6.0%; Class T-2: 6.0%; Class D: 7.0% and Class D-2: 7.0%. The tax-equivalent distribution rate would be reduced by 1.2%, 1.2%, 1.2%, 1.2%, 1.4%, 1.4% and 1.5% for Class S, S-2, T, T-2, D, D-2, and I shares, respectively, taking into account deferred capital gains tax that would be payable upon redemption. This assumes a one-year holding period and includes the impact of deferred capital gains tax incurred in connection with a redemption of BREIT shares. Upon redemption, an investor is assumed to be subject to tax on all prior return of capital distributions at the current maximum capital gains rate of 20%. The capital gains rate could change in the future. ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the return of capital distributions. See “Important Disclosure Information–Tax Information” for more information.

6.

ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. BREIT’s ROC in 2021, 2022, 2023, 2024 and 2025 was 92%, 94%, 85%, 96% and 100%, respectively.

7.

Represents states with the highest state tax rate. State tax rate assumes top marginal tax rates plus any applicable surtaxes. HI: 11.0%; NY State: 10.9%; NYC: 3.876%; CA: 13.3%; Includes 37% federal tax rate. NYC Resident tax rate includes the New York State Tax Rate. BREIT tax equivalent distribution rate: HI: 8.7%; NY State: 8.7%; NYC: 9.4%; CA: 9.1%.

8.

Investment Grade Corporate Bonds are represented by the total return of the Bloomberg U.S. Aggregate Bond Index. 10-Year U.S. Treasury reflects U.S. Department of the Treasury data and represents the yield to maturity of a newly-issued 10-year Treasury note. Municipal bonds are represented by the Bloomberg U.S. Municipal Index. Investment Grade Corporate Bonds and U.S. Treasury Notes assume 100% of coupon payments are taxable as ordinary income for federal tax purposes and subject to the top ordinary federal rate of 37%. As municipal bond coupon payments are tax-exempt and thus not subject to federal taxes, an investor in a theoretical taxable investment would need to receive a 7.1% pre-tax yield to maturity to match the 4.5% after-tax municipal bond yield assuming that all income earned on the theoretical taxable investment is taxed at the top ordinary rate of 37%. Investors may also be subject to net investment income taxes of 3.8% and/or state income tax in their state of residence which would lower the after-tax yield received by the investor. U.S. Municipal Bonds and Treasury Notes are also exempt from state taxes. The investment grade fixed income indices referenced herein are generally subject to lower fees than an investment in BREIT. There can be no assurance that BREIT will achieve capital appreciation, and BREIT’s NAV may decline. Fixed income investments may also appreciate in value, including when interest rates decline. See “Important Disclosure Information—Index Definitions”.

9.

“Turning to tangible, cash-flowing assets” refers to increased demand for commercial real estate focused investment products. Private Equity Real Estate (“PERE”) 2026 Investor Perspectives as of February 3, 2026. Blackstone Advisor Pulse Survey as of January 2026. See “Important Disclosure Information—Blackstone Proprietary Data.”

10.

As of September 30, 2026. Represents total BREIT fundraising from all sources. Monthly net flows represent share repurchase requests and subscriptions from all sources. Represents net flows (subscriptions net of gross repurchase requests) under the share repurchase plan, inclusive of DRIP and OP units and excluding subscription from UC Investments. Represents BREIT’s highest quarterly net flows since Q3’22. Past flows are not indicative of future flows, and there can be no assurance that net flows will remain positive.

11.

“Across market environments” reflects BREIT’s positive performance over the long term and does not mean that performance has been positive in every period. See breit.com/performance for BREIT’s monthly performance since inception. BREIT’s NAV may fluctuate and BREIT shares are significantly less liquid than publicly traded securities. An investment in BREIT does not assure a profit or protect against loss.

12.

U.S. Department of the Treasury, as of September 30, 2026. Past market performance is not indicative of future results. For illustrative purposes only. Reflects change from January 3, 2022 to cycle peak on October 19, 2023. Today reflects September 30, 2025 (4.2%) to September 30, 2026 (5.3%).

13.

Elevated interest rates have in recent years created downward pressure on the value of BREIT’s assets. Higher interest rates may increase BREIT’s borrowing costs, reduce the value of BREIT’s investments, and negatively impact returns, including in interest-rate sensitive sectors. There is no assurance that real estate fundamentals will offset these effects.

14.

Total Return: NFI-ODCE. Reflects the number of quarters with positive annual total returns for the one-year period following a year-over-year increase in the U.S. 10-Year Treasury yield. Observations reflect overlapping rolling one-year periods. The 11 negative total return quarters include the early ’90s (3) and the COVID-19 pandemic (8). NFI-ODCE is shown for illustrative purposes only, should not be considered reflective of the performance of BREIT and does not reflect how BREIT has performed or will perform in the future, including in a rising interest rate environment. An investment in BREIT differs from the NFI-ODCE in that such index represents various private real estate funds with differing terms and strategies. Historical returns reflect specific market conditions that may not recur.

15.

Citi, as of September 30, 2026. Represents REIT simple weighted total average same-store net operating income growth. 2022-2024 reflects change from peak in Q1 2022 to trough in Q3 2024. Today reflects change from Q4 2024 to Q2 2026.

16.

Refers to declines in multifamily and industrial new construction starts. Multifamily represents RealPage Market Analytics, as of June 30, 2026. Represents change in annual starts as a percent of prior year end stock figures for the trailing twelve months as of Q2’26 compared to the year-ended 2022. Data reflects institutional-quality product across RealPage Market Analytics Top 150-tracked markets and excludes New York City. As of September 30, 2026, the multifamily sector accounted for 17% of BREIT’s real estate asset value. Industrial: CoStar, as of July 15, 2026. Represents change in annual starts as a percent of prior year-end stock figures for the trailing twelve months as of Q2’26 compared to the year-ended 2022. Data reflects the following Logistics and Flex subsectors per CoStar: Light Manufacturing, Manufacturing, Showroom, Bulk Warehouse, Distribution, Light Distribution, Light Industrial and Warehouse. As of September 30, 2026, the industrial sector accounted for 20% of BREIT’s real estate asset value.

17.

Green Street Advisors, as of September 30, 2026. Reflects the Commercial Property Price Index for All Property, which captures the prices at which U.S. commercial real estate transactions are currently being negotiated and contracted. 13% reflects decrease from April 30, 2022 peak. See “Important Disclosure Information—Index Definitions.”

18.	Blackstone Proprietary Data as of September 30, 2026.

19.

Refers to 20% year-over-year increase in YTD commercial mortgage-backed securities (“CMBS”) issuances. JP Morgan, as of September 30, 2026. Represents total U.S. CMBS volume (includes SASB, Conduit and CRE CLO) as of September 30, 2026, compared to September 30, 2025.

20.

Blackstone Proprietary Data, as of October 7, 2026. Represents estimated all-in borrowing costs for high-quality logistics transactions at ~65%–70% avg. LTV assuming ~5% cap rates. Spread reflects weighted average spread across all rating tranches applied to estimated rating agency capital structures from each respective period. ’23 Wide reflects peak base rate and spreads for representative logistics BX SASB CMBS transactions in ’23. Sep’26 reflects all-in borrowing costs across recent logistics BX SASB CMBS transactions. There can be no assurance that financing costs will continue to decline and changes in this measure may have a negative impact on BREIT’s performance.

21.	Refers to CPPI’s increase from November 30, 2023 trough in comparison to increase in S&P 500 total gross returns from October 12, 2022 trough. Please refer to note 17 for more information.

22.

“Non-core” represents assets outside BREIT’s highest conviction sectors or lower growth assets. Reflects dispositions for the year-to-date period ending September 30, 2026. Includes dispositions closed and under non-refundable contract. Reflects gross sales price. There can be no assurance dispositions under non-refundable contract will be completed on its contemplated terms, or at all. The dispositions referenced herein are provided for illustrative purposes only, are not representative of all BREIT dispositions and are not representative of BREIT’s entire portfolio. These dispositions are highlighted to illustrate BREIT’s active capital rotation and were not selected on the basis of performance. These transactions may not be representative of future dispositions or deployments. See www.breit.com/properties for the complete list of BREIT’s real estate investments (excluding equity in public and private real estate related companies).

23.

Digital infrastructure buildout reflects 2026F hyperscaler capex spend. 2026F reflects management commentary (GOOGL, AWS, MSFT, META) and latest Morgan Stanley equity research estimates (ORCL). AWS shown excluding eCommerce; 2026F management forecast of $220 billion includes eCommerce. MSFT 2026F CapEx includes ~$60 billion of long-term finance lease liabilities.

24.	Blackstone Proprietary Data. Represents QTS’s U.S. land bank.

25.

Represents BREIT’s deployment into QTS data center developments for the year-to-date period ended September 30, 2026 of $9.1B. As of September 30, 2026, BREIT’s ownership in QTS was 34.8% and the QTS investment accounted for 29.0% of BREIT’s real estate asset value. There can be no assurance that these development projects will commence or be completed on their current expected terms, or at all, and this information should not be considered an indication of future performance. Blackstone Proprietary Data.

26.	Blackstone Proprietary Data. There can be no assurance that leasing or deployment momentum will continue.

27.

Blackstone Proprietary Data. Represents QTS leasing volume for the third quarter year-over-year ended September 30, 2026, which was the highest year-over-year period in QTS’s history. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.

28.

Reflects total cost for committed development projects as of September 30, 2026, at 100% ownership. Reflects signed leases. As of September 30, 2026, BREIT’s ownership in QTS was 34.8% and the QTS investment accounted for 29% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.

29.

Data center investments remain subject to risks, including changes in technology that may affect demand for or the design of data centers, tenant concentration, power availability and development risk. There can be no assurance that demand for data centers will continue.

30.	U.S. Census Bureau, as of June 30, 2026.

31.	Blackstone Proprietary Data, as of October 2026.

32.	Amazon delivery as of February 3, 2026. Amazon leasing reflects MWPVL and Link Research Fundamentals, as of June 30, 2026.

33.	JLL Research, Industrial Tenant Demand Study. Surveys demand requirements across more than 60 U.S. markets. 2025 reflects the latest period available.

34.

Represents trailing twelve-month warehouse leasing from data center suppliers as of 2Q26 compared to 2Q24, based on observed leasing across tracked markets including Dallas-Fort Worth, Phoenix, Atlanta, Reno, Northern Virginia, Columbus, Austin, and Memphis.

35.

Blackstone Proprietary Data, as of September 30, 2026. Reflects the total square footage leased, including both new leases and renewals, for the year-to-date period ended September 30, 2026 compared to the year-to-date period ended September 30, 2025.

36.	Blackstone Proprietary Data, as of September 30, 2026. Represents YTD leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable.

37.

Blackstone Proprietary Data, as of September 30, 2026. Reflects Blackstone’s U.S. logistics business across vehicles and is not limited to BREIT; not indicative of BREIT’s results. See “Important Disclosure Information—Sponsor”.

38.

Reflects year-over-year market rent growth for multifamily, single family rental, student housing, and affordable housing weighted by BREIT real estate asset value in each sector compared to just multifamily market rent growth. Multifamily (excluding affordable housing) reflects Axiometrics data and represents year-over-year effective market rent growth for the month as of September 30, 2026 in BREIT’s markets weighted by unit count. Single family rental reflects Blackstone Proprietary Data and represents leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable. Student housing reflects Blackstone Proprietary Data as of October 12, 2026 and is based on a ~2% decrease in rents for the 2026–2027 academic year compared to 2025–2026 academic year based on 93% pre-leasing to date, assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance. Affordable housing reflects increases in max legal rents for 2026.

39.	Blackstone Proprietary Data, as of September 30, 2026. Reflects the cumulative shortfall for total residential units (owned and rented).

40.

Blackstone Proprietary Data as of September 30, 2026. Represents the difference between monthly cost of ownership (including mortgage payments, taxes, maintenance costs, insurance, and HOA fees) and monthly rents for HPA and Tricon portfolios. Cost of ownership assumes 3.5% down payment; 7.7% FHA 30-yr. fixed rate mortgage (including 0.5% mortgage insurance); 3.5% amortized loan closing costs; 1% maintenance costs; insurance, HOA, and Real Estate Taxes.

41.	Blackstone Proprietary Data, as of June 30, 2026.

42.

Represents BREIT’s apartments portfolio at +1% as of September 20, 2026 and -2% as of September 20, 2025. Represents trailing 4-week average leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT, including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

An investment in private real estate (i) differs from 10-Year U.S Treasury notes because Treasury notes are guaranteed as to the timely payment of principal and interest, (ii) differs from investment grade bonds, the Bloomberg U.S. Aggregate Bond Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by corporations across a variety of issuers with varying pricing, terms and conditions, (iii) differs from municipal bonds and the Bloomberg U.S. Municipal Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by municipalities with various pricing, terms, and conditions, (iv) differs from the MSCI U.S. REIT Index in that private real estate investments are not publicly traded U.S. Equity REITs, (v) differs from the NFI-ODCE in that such index represents various private real estate funds with differing terms and strategies, (vi) differs from equities, the S&P 500 Index in that private real estate investments are not large or mid cap stocks and are not publicly traded, (vii) differs from the Green Street Commercial Property Price Index in that such index represents various private real estate values with differing sector concentrations.

The 10-Year U.S. Treasury represents the yield to maturity of a newly-issued 10-year Treasury note. Treasury notes are subject to interest rate risk and are guaranteed as to the timely payment of principal and interest.

The Bloomberg U.S. Aggregate Bond Index is a broad-based benchmark that measures the investment-grade, USD-denominated, fixed-rate taxable bond market. Investment grade bonds provide broad exposure to U.S. investment grade bonds including government bonds. Increases in interest rates may cause the price of bonds to decrease. Corporate bonds are subject to credit risk. An investment in investment grade bonds is generally considered to be a less risky investment than private real estate.

The Bloomberg U.S. Municipal Index covers the USD-denominated long-term tax exempt bond market. It includes general obligation and revenue bonds, which both can be pre-refunded years later and get reclassified as such. An investment in municipal bonds is generally considered to be a less risky investment than private real estate.

The Green Street Commercial Property Price Index (“CPPI”) is a value-weighted time series of unleveraged U.S. commercial property values with an inception date of December 31, 1997. CPPI is shown to illustrate general market trends for informational purposes only, does not represent any specific investment and does not reflect how BREIT has performed or will perform in the future. The index captures the prices at which commercial real estate transactions are currently being negotiated and contracted, measuring price changes across select property types covered by Green Street Advisors. All Property Sector weights: retail (20%), apartments (15%), health care (15%), industrial (12.5%), office (12.5%), lodging (7.5%), data center (5%), net lease (5%), self-storage (5%), and manufactured home park (2.5%). Apartments refers to multifamily, lodging refers to hospitality.

The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The NFI-ODCE is a capitalization-weighted, gross of fees, time-weighted return index with an inception date of December 31, 1977. Published reports also contain equal-weighted and net of fees information. Open-end funds are generally defined as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. The term diversified core equity typically reflects lower-risk investment strategies utilizing low leverage and is generally represented by equity ownership positions in stable U.S. operating properties diversified across regions and property types. While funds used in the NFI-ODCE have characteristics that differ from BREIT (including differing management fees and leverage), BREIT’s management feels that the

NFI-ODCE is an appropriate and accepted index for the purpose of evaluating the total returns of direct real estate funds. Comparisons shown are for illustrative purposes only and do not represent specific investments. Investors cannot invest in this index. BREIT has the ability to utilize higher leverage than is allowed for the funds in the NFI-ODCE, which could increase BREIT’s volatility relative to the index. Additionally, an investment in BREIT is subject to certain fees that are not contemplated in the NFI-ODCE.

The S&P 500 Index is a market capitalization-weighted index that includes 500 stocks representing all major industries. Returns are denominated in U.S. dollars. The S&P 500 Index is a proxy of the performance of the broad U.S. economy through changes in aggregate market value. The S&P 500 Index is a widely used barometer of U.S. stock market performance. The key risk of the S&P 500 Index is the volatility that comes with exposure to the stock market.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD. The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions and pre-leased but not yet occupied development properties.

Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BREIT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, BREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: November 4, 2026

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer